                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              THE FIRST YEARS INC.
                (Name of Registrant as Specified In Its Charter)

                              THE FIRST YEARS INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                              THE FIRST YEARS INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322

                                                                   April 6, 2000

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, May 18, 2000 at 10:30 A.M. at the Marriott Courtyard Hotel, 200 Technology Center Drive, Stoughton, Massachusetts.

     At this year's Annual Meeting you will be asked to elect the nominee directors recommended by The First Years Inc. Board of Directors; to approve an amendment to the Company's 1993 Stock Option Plan for Directors; and to ratify the selection of the independent auditors for the 2000 fiscal year.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date, and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Boston EquiServe, 150 Royall Street, Canton, MA 02021.

     Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting.

                                          Cordially,

                                          /s/ Ronald J. Sidman
                                          RONALD J. SIDMAN
                                          Chairman, President and
                                          Chief Executive Officer

                              THE FIRST YEARS INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000
                            ------------------------

To the Stockholders of The First Year Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of The First Years Inc. (the "Company") will be held on Thursday, May 18, 2000, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 200 Technology Center Drive, Stoughton, Massachusetts, for the following purposes:

     1. To elect three Class II Directors to the Board of Directors with terms expiring at the 2003 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1993 Stock Option Plan for Directors increasing the number of shares of the Company's common stock authorized for issuance under the Plan by 300,000 shares.

     3. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

     Stockholders of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

            STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
                THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

                                            By order of the Board of Directors

                                            EVELYN SIDMAN
                                              Clerk
Avon, Massachusetts
April 6, 2000

                              THE FIRST YEARS INC.
                                ONE KIDDIE DRIVE
                           AVON, MASSACHUSETTS 02322
                              TEL. (508) 588-1220

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2000

PROXY SOLICITATION INFORMATION

  General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The First Years Inc. (the "Company") for use at the annual meeting of Stockholders to be held on Thursday, May 18, 2000, at 10:30 a.m., local time, at the Marriott Courtyard Hotel, 200 Technology Center Drive, Stoughton, Massachusetts and at any adjournments of that Meeting ("Meeting").

  Cost of Solicitation

     The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company who will receive no extra compensation for their services, may solicit proxies personally or by telephone or facsimile. The Company has also retained, on behalf of the Board of Directors, D.F. King & Co., Inc. 77 Water Street, New York, New York, to aid solicitation by mail, telephone, facsimile and personal interview for a fee of approximately $5,000 plus out-of-pocket expenses which will be paid by the Company.

  Mailing of Proxy Statement, Proxy, Annual Report And 10-K Report

     This Proxy Statement and the accompanying Proxy will be mailed on or about April 6, 2000, to all stockholders entitled to vote at the Meeting. A copy of the Company's Annual Report for the fiscal year ended December 31, 1999 will be mailed concurrently with this Proxy Statement to each stockholder entitled to vote at the Meeting. The Annual Report is not part of the Proxy Statement.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND RELATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, WHO REQUESTS A COPY OF SUCH IN WRITING. REQUESTS SHOULD BE SENT TO THE FIRST YEARS INC., ONE KIDDIE DRIVE, AVON, MASSACHUSETTS 02322, ATTENTION: JOHN R. BEALS, SENIOR VICE PRESIDENT -- FINANCE, TREASURER, AND CHIEF FINANCIAL OFFICER.

QUORUM, VOTES REQUIRED AND TABULATION OF VOTES

  Stockholders Entitled to Vote

     Only holders of Common Stock of record at the close of business on March 20, 2000 will be entitled to vote at the Meeting. On March 20, 2000, there were 9,591,773 shares of Common Stock outstanding. With respect to all matters which will come before the Meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

  Quorum

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote must be present to hold the Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director or that are marked as abstentions or broker non-votes will be counted for the purpose of determining whether a quorum is present.

  Vote Required for Election of Directors

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. This means that the three nominees receiving the highest number of "For" votes will be elected as directors. A properly executed proxy marked "Withhold" or "For All Except" with respect to the election of one or more nominees will not be counted as a vote "cast" or have any effect on the election of such nominee or nominees.

  Votes Required for all Other Proposals

     The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Meeting is required for the approval of all other proposals. A properly executed proxy marked "Abstain" with respect to any proposal will not be counted as a vote "cast" on such proposal and will have no effect on the outcome of a particular matter.

  Other Matters at the Meeting

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

  Returned Proxy Cards Which Do Not Provide Voting Instructions

     Proxies that are signed and returned will be voted in the manner instructed by a stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For All Nominees" with respect to the election of all nominees for director named in this Proxy Statement and "For" the proposals set forth in Items 2 and 3.

  Broker Non-Votes

     If you hold your shares in "street name" (that is, through a broker or nominee), you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker on how to vote. Under the rules of the NASD, Inc., brokers who have not received instructions from beneficial owners have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the voting of a proposal.

  Changing Your Vote

     Any stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice to that effect to Mrs. Evelyn Sidman, Clerk of the Company, by a submission of another signed proxy bearing a later date, or by the stockholder's attendance at the Meeting and voting in person.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial ownership of the Common Stock of the Company as of February 29, 2000 by (i) persons owning more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 9 who were serving as executive officers at the end of the 1999 fiscal year and (iv) all directors and executive officers of the Company as a group:

                                                               AMOUNT AND
                                                                NATURE OF
                                                               BENEFICIAL      PERCENTAGE
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             OWNERSHIP(2)      OF CLASS
          ---------------------------------------             ------------     ----------
Evelyn Sidman...............................................      336,800          3.5%
Jerome M. Karp..............................................       30,040(3)         *
Ronald J. Sidman............................................    1,086,586(4)      11.1%
Benjamin Peltz..............................................      243,802(5)       2.5%
Fred T. Page................................................       75,700(6)         *
Kenneth R. Sidman...........................................      246,299(7)       2.6%
Lewis M. Weston.............................................       18,267(8)         *
Walker J. Wallace...........................................       21,067(9)         *
John R. Beals...............................................       35,239(10)        *
Wayne Shea..................................................       43,903(11)        *
Bruce Baron.................................................       30,201(12)        *
Santa Monica Partners, L.P..................................      692,000(13)      7.2%
     1865 Palmer Avenue
     Larchmont, NY
Neuberger Berman, LLC.......................................      724,700(14)      7.5%
     Neuberger Berman Management Inc.
     605 Third Avenue
     New York, NY
Systematic Financial Management, L.P........................      764,325(15)      7.9%
     300 Frank W. Burr Boulevard
     Teaneck, NJ
All directors and executive officers as a group
     (11 persons)...........................................    2,167,903(16)     21.6%

---------------

   * Less than 1% of outstanding shares of Common Stock.

 (1) The address of all individual directors and executive officers is c/o the Company, One Kiddie Drive, Avon, Massachusetts.

 (2) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to shares listed.

 (3) Includes 29,000 shares issuable to Mr. Karp pursuant to currently exercisable stock options.

 (4) Includes 164,128 shares issuable to Mr. Sidman pursuant to options which are either currently exercisable or will be exercisable within the next 60 days. Also includes 49,486 shares owned beneficially by Mr. Sidman's wife, Marjorie Sidman, who has sole voting and investment power over such shares. Mr. Sidman disclaims any beneficial interest in such shares.

 (5) Includes 26,000 shares issuable to Mr. Peltz pursuant to currently exercisable stock options.

 (6) Includes 62,000 shares issuable to Mr. Page pursuant to currently exercisable options. Also includes 500 shares beneficially owned by each of Mr. Page's wife and two children, as to which shares Mr. Page disclaims beneficial ownership.

 (7) Includes 12,667 shares issuable to Mr. Sidman pursuant to currently exercisable stock options.

 (8) Includes 12,667 shares issuable to Mr. Weston pursuant to currently exercisable stock options.

 (9) Includes 12,667 shares issuable to Mr. Wallace pursuant to currently exercisable stock options. Also includes 1,400 shares held by one of Mr. Wallace's children over which he exercises shared voting and investment control.

(10) Includes 19,239 shares issuable to Mr. Beals pursuant to options which are either currently exercisable or will be exercisable within the next 60 days.

(11) Includes 26,503 shares issuable to Mr. Shea pursuant to options which are either currently exercisable or will be exercisable within the next 60 days.

(12) Includes 28,201 shares issuable to Mr. Baron pursuant to options which are either currently exercisable or will be exercisable within the next 60 days.

(13) As reported on Schedule 13D filed with the Securities and Exchange Commission in August 1994, Lawrence J. Goldstein, general partner of Santa Monica Partners, L.P., may be deemed to beneficially own 692,000 shares of the Company's stock and shares voting and dispositive power with Santa Monica Partners, L.P. over such shares.

(14) As reported on Schedule 13G filed with the Securities and Exchange Commission in February, 2000, Neuberger Berman LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners of 724,700 shares of the Company's stock since they share voting and dispositive power over such shares with many of their unrelated clients (although the clients are the actual owners of the stock.) Neuberger Berman LLC and Neuberger Berman Management Inc. are sub-advisor and investment manager, respectively, of Newberger Berman's various mutual funds which hold the stock.

(15) As reported on Schedule 13G filed with the Securities and Exchange Commission in February, 2000. Systematic Financial Management, L.P. has shared voting power and sole dispositive power over such shares.

(16) The total for all directors and executive officers as a group includes 393,071 shares issuable to the directors and officers pursuant to currently exercisable stock options or to options exercisable within the next 60 days.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently the three classes -- Class I, Class II and Class III -- consist of three, three and two directors each, respectively, whose terms expire, respectively, at the 2002, 2000 and 2001 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, a Class of directors are elected for a term of three years or until their successors are duly-elected and qualified. The three Class II directors elected at this Meeting will be elected to serve until the 2003 Annual Meeting of Stockholders.

     The Board of Directors has fixed the number of directors at eight and has designated as Class II director nominees Evelyn Sidman, Lewis M. Weston and Walker J. Wallace. Each of the nominees is currently a Class II director of the Company.

     The persons named in the proxy will vote to elect Evelyn Sidman, Lewis M. Weston and Walker J. Wallace as Class II directors, unless authority to vote for the election is withheld by marking the proxy to that effect, or the proxy is marked with the names of directors as to whom authority to vote is withheld. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

     Set forth below is certain information furnished to the Company by each director of the Company (including the three nominees for Class II director). Information regarding the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of February 29, 2000, appears on page 3:

   NOMINEES FOR ELECTION AS CLASS II DIRECTORS -- TERMS EXPIRING AT THE 2003
                          ANNUAL STOCKHOLDERS MEETING

                                                                          YEAR FIRST
                                                                            BECAME
     NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT(1)(2)          AGE        DIRECTOR
------------------------------------------------------------    ---       ----------
Evelyn Sidman, Clerk of the Company.........................     86          1979
Lewis M. Weston, Independent Financial Consultant and
  Retired Partner, Goldman, Sachs & Co......................     73          1998
Walker J. Wallace, Independent Consultant...................     55          1999

                CLASS I DIRECTORS -- TERMS EXPIRING AT THE 2002
                          ANNUAL STOCKHOLDERS MEETING

Jerome M. Karp, Director....................................     72         1969
Fred T. Page, Independent Consultant........................     53         1988
Kenneth R. Sidman, Vice President -- Business & Technology
  Development, Saint-Gobain Performance Plastics Corp.......     54         1998

               CLASS III DIRECTORS -- TERMS EXPIRING AT THE 2001
                          ANNUAL STOCKHOLDERS MEETING

Ronald J. Sidman, Chairman of the Board, Chief Executive
  Officer and President.....................................     53         1975
Benjamin Peltz, Director....................................     60         1975

---------------

     (1) Mr. Ronald J. Sidman has been the President of the Company since January, 1989 and the Chairman of the Board and Chief Executive Officer of the Company since March, 1995. Mr. Peltz served as the Treasurer of the Company from May, 1970 to January, 1998 and as the Senior Vice President of the Company from January 1980 until June 30, 1997 when he retired from the Company. Evelyn Sidman has held the same position with the Company for over five years. Jerome M. Karp served as Vice Chairman of the Board from January, 1989 until his retirement from the Company on August 8, 1999.

     Mr. Page was with Southern New England Telecommunications Corporation ("SNET"), a subsidiary of SBC Inc., for 30 years, from 1969 to 1999. From January, 1994 to March, 1999 he served as President -- Network Services of SNET.

     Kenneth R. Sidman has been Vice President, Business & Technology Development, at Saint-Gobain Performance Plastics Corp., Wayne, NJ since 1997. Mr. Sidman joined Saint-Gobain Performance Plastics Corp. (formerly Norton Performance Plastics Corp.) in 1984 as Director, New Business Development, and from 1992 to 1997, was Vice President, Marketing & New Business Development.

     Mr. Lewis M. Weston is a Retired Partner of Goldman, Sachs & Co., and was a Limited Partner of Goldman Sachs from 1978 to 1999. He had been with Goldman Sachs since 1951 and was made a General Partner in 1967. He was Partner in charge of the Syndicate Department from 1969 to 1978, a period during which he was also active with the National Association of Securities Dealers (NASD), serving three years as a member of the NASD's Board of Governors. Currently, Mr. Weston is a board member of South East Asia Venture Investment Company (SEAVIC) and SEAVIC, III, Singapore, and the Thai Prime Fund, Singapore, as well as a member of the International Advisory Board of Banco Finantia, Lisbon, Portugal. He also serves on the Investors Representative Committee of the China Dynamic Investment Fund.

     Walker J. Wallace was with Proctor & Gamble for 30 years, from 1967 to 1997. He was made a Vice President of Proctor & Gamble in 1991 and served as Vice President -- Worldwide Strategic Planning for various core product categories (laundry and cleaning products, paper products, diapers) from 1993 to 1997. Mr. Wallace is on the Board of the Student Loan Funding Resources in Cincinnati, Ohio and a member of the Board of Visitors, Babcock Graduate School of Management, Wake Forest.

     (2) Evelyn Sidman is the mother of Ronald J. Sidman and Kenneth R. Sidman. Benjamin Peltz is Mrs. Sidman's son-in-law and the brother-in-law of Kenneth R. Sidman and Ronald J. Sidman.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee.

     The Audit Committee is responsible for reviewing the Company's financial statements. Among other matters, the Audit Committee reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their independent auditors' report and recommendations, and recommends the selection of the Company's independent auditors. During 1999, the Audit Committee, consisted of Messrs. Page, Weston and Peltz and held two meetings.

     The Compensation Committee is responsible for determining and reporting to the Board of Directors on the annual compensation for all executive officers including salaries, fringe benefits and incentive compensation paid to the executive officers under the Company's Annual Incentive Plan, as amended ("Annual Incentive Plan"). The Committee is also responsible for both administering and granting stock options, stock appreciation rights, stock awards, and other awards under the Company's 1993 Equity Incentive Plan as amended ("Equity Incentive Plan"). During 1999, the Compensation Committee, consisted of Messrs. Weston and Page, and held three meetings.

     During 1999, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all Committees of the Board on which he or she then served.

COMPENSATION OF DIRECTORS

     During 1999, the Company paid each director who is not an employee of the Company an annual retainer of $17,500 for Board service, plus attendance fees of $1,050 per meeting for each Board or committee meeting attended. The Company also reimbursed expenses incurred in connection with service on the Board or on a Committee.

     In 1999 each non-employee director who served on the Board for the entire previous 12 months was eligible to receive an option to purchase 6,000 shares of the Company's common stock under the Company's 1993 Stock Option Plan for Directors. This option is exercisable on the date of the grant. In addition, each non-employee Board member upon election to the Board receives a one-time award of an option for 20,000 shares that becomes exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The exercise price of these options is equal to the fair market value per share of the Company's Common Stock on the date of the grant. Accordingly, on May 20, 1999, each of Messrs. Page Karp, Weston, Peltz, Wallace and Kenneth Sidman were granted options to purchase 6,000 shares of Common Stock at an exercise price of $15.375 per share. Upon his election to the Board on January 22, 1999, Mr. Walker Wallace was granted a one-time option for 20,000 shares at an exercise price of $16.125.

     Mr. Peltz retired from the Company on June 30, 1997 and continues to serve as a director of the Company. He receives the same compensation as other non employee directors of the Company and, in addition, receives coverage under the Company's group health plan and medical reimbursement plan so long as he is a director of the Company.

     Mr. Karp retired from the Company on August 8, 1999, but will continue to serve as a director of the Company and a non-employee President, director and Chairman of the Company's Delaware subsidiary. He will receive the same compensation as other non-employee directors of the Company and, in addition will receive continued coverage under the Company's group health plan and medical reimbursement plan so long as he is a director of the Company. As a non-employee President, director and Chairman of the Company's Delaware subsidiary, Mr. Karp will receive one-half of the annual retainer fee and meetings attendance fees paid to non-employee directors of the Company; and an annual award equal to one-half of the annual award granted to non-employee directors of the Company under the Company's equity-based award plans in effect from time to time. Accordingly, on May 20, 1999, the Company granted to Mr. Karp, under the Directors Plan, a stock option for 3,000 shares with an exercise price of $15.375 and which is exercisable on the date of the grant.

     In order to bring Messrs. Peltz and Karp in line with the Company's other non-employee directors who received under the Directors Plan a one-time stock option of 20,000 shares upon their initial election to the Board, the Company granted to Messrs. Peltz and Karp, respectively, on March 18, 1999 a one-time stock option of 20,000 shares with an exercise price of $13.75 and which is exercisable as of the date of the grant.

     Each option granted to directors in 1999 under the Directors Plan will expire 10 years after the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Following death or other termination of an individual's status as a director, each vested option will remain exercisable for a period of one year but in no event beyond the tenth anniversary of the date of grant. In the event of any merger, consolidation, sale of substantially all of the Company's assets or dissolution or liquidation of the Company ("transactions"), all options outstanding under the Directors Plan that are not otherwise exercisable will become immediately exercisable at least twenty (20) days prior to the effective date of such transaction.

                       COMPENSATION AND OTHER INFORMATION
                         CONCERNING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     In addition to the incumbent directors and nominees for Class II director, as to whom information is furnished in the table on page 5, the executive officers of the Company during 1999 also included the following:

     John R. Beals, age 45, has been the Senior Vice President -- Finance of the Company since March, 1998, and Treasurer of the Company since January, 1998. He also has been Chief Financial Officer since July, 1997. From July, 1997 to March, 1998 he was Vice President -- Finance of the Company and from January, 1990 to June 1997, Mr. Beals was the Assistant Treasurer and Controller of the Company.

     Wayne Shea, age 45, has been Senior Vice President -- World Wide Sales & Merchandising of the Company since July, 1997. From January, 1995 to June, 1997 Mr. Shea was Vice-President -- World Wide Sales & Merchandising. From July, 1991 to December, 1994, Mr. Shea was the Vice President -- Service & Merchandising of the Company.

     Bruce Baron, age 39, has been Senior Vice President -- Operations since August, 1997. Prior to that time, he was Vice President of operations at Crabtree & Evelyn from 1988 to July, 1997.

     James N. Turner, age 42. Mr. Turner's employment with the Company terminated on July 27, 1999. He had served as Senior Vice President -- New Marketing and Product Development from July, 1998 until July 27, 1999.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 1997, 1998 and 1999 paid or accrued by the Company to each of the following (i) the Company's Chief Executive Officer; and
(ii) the Company's three executive officers who earned more than $100,000 in the 1999 fiscal year (collectively, the "named officers").

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                           ANNUAL COMPENSATION
                                    ---------------------------------         LONG-TERM
                                                              OTHER      COMPENSATION AWARDS
                                                             ANNUAL     ---------------------
         NAME AND                                            COMPEN-    SECURITIES UNDERLYING      ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY     BONUS(1)    SATION(2)        OPTIONS(3)         COMPENSATION(4)
---------------------------------------------------------------------------------------------------------------
Ronald J. Sidman             1999   $357,832    $ 70,217          --            38,389              $49,013
Chairman of the Board        1998    334,821     416,571          --            80,000               38,046
  of Directors, Chief        1997    251,110     547,500          --            30,000               37,532
  Executive Officer and
  President

John R. Beals                1999    158,329      15,402          --             6,417               18,182
Senior Vice President --     1998    144,212      89,806          --             4,650               18,421
  Finance, Chief Financial   1997    115,455      62,625          --             5,000               18,592
  Officer and Treasurer

Wayne Shea                   1999    159,506      15,650          --             6,417               18,182
Senior Vice President --     1998    155,633      97,028          --             6,546               18,421
  World Wide Sales &         1997    139,186      75,497          --             6,000               18,592
  Merchandising

Bruce Baron                  1999    152,811      15,016          --             4,605               18,182
  Senior Vice President --   1998    151,186      94,281          --            10,000               16,421
  Operations                 1997     59,431(5)   31,772(5)       --            30,000                   --

James N. Turner*             1999     90,195(6)   15,544(6)       --             4,767               57,048
  Senior Vice President --   1998     74,412(6)   45,457(6)  $60,000            20,000                   --
  Marketing and New          1997         --          --          --                --                   --
  Product Development

---------------

 * Mr. Turner's employment with the Company terminated on July 27, 1999. He is included in this table pursuant to SEC rules because the salary and bonus compensation that was actually paid to him during 1999 places him among the four most highly paid executive officers who earned more than $100,000.

(1) The bonus amounts were earned by these individuals in fiscal year 1999, 1998 and 1997 under the Company's Annual Incentive Plan.

(2) Represents the amount reimbursed by the Company to Mr. Turner for relocation expenses; otherwise this column excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3) These numbers represent options to purchase shares of the Company's Common Stock granted pursuant to the Company's 1993 Equity Incentive Plan. See "Options/ SAR Grants in Last Fiscal Year" for more detailed information on such options.

(4) The amounts shown in this column for 1999 reflect (i) payment of life insurance premiums of $30,831 made on behalf of Ronald J. Sidman by the Company during the 1999 fiscal year; (ii) contributions in the amount of $18,182 made by the Company to the Company's defined contribution pension and 401(k) plans on behalf of each of Messrs. Sidman, Beals, Shea and Baron, respectively, and (iii) severance payments made to Mr. Turner equal to approximately 5 months of base salary under his non-compete agreement with the Company. (See Employment Agreements).

(5) Mr. Baron's salary and bonus in 1997 reflect approximately 5 months of employment in 1997.

(6) Mr. Turner's salary and bonus in 1998 and 1999 reflect approximately 6 months of employment in 1998 and 7 months of employment in 1999, respectively.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to the Company's 1993 Equity Incentive Plan during the 1999 fiscal year to the named officers reflected in the Summary Compensation Table above:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                      POTENTIAL REALIZABLE
                                             PERCENTAGE                             VALUE AT ASSUMED ANNUAL
                              NUMBER OF       OF TOTAL                                RATES OF STOCK PRICE
                              SECURITIES    OPTIONS/SARS                            APPRECIATION FOR OPTION
                              UNDERLYING     GRANTED TO    EXERCISE                         TERM(2)
                             OPTIONS/SARS   EMPLOYEES IN   PRICE PER   EXPIRATION   ------------------------
           NAME               GRANTED(1)    FISCAL YEAR    SHARE(1)       DATE          5%           10%
------------------------------------------------------------------------------------------------------------
Ronald J. Sidman                31,117**        21.3%       $13.75     3/18/09       $269,078      $681,897
Ronald J. Sidman                 7,272*          5.0         15.125    3/18/04         17,626        51,046
Wayne Shea                       6,417*          4.4         13.75     3/18/09         55,490       140,622
John R. Beals                    6,417*          4.4         13.75     3/18/09         55,490       140,622
Bruce Baron                      4,605*          3.2         13.75     3/18/09         39,821       100,914
James N. Turner***               4,767*          3.3         13.75     3/18/09              0             0

---------------

*   An incentive stock option.

**  A non-qualified stock option.

*** Mr. Turner's employment with the Company terminated on July 27, 1999.

(1) All stock options were granted in 1999 pursuant to the Company's 1993 Equity Incentive Plan. The exercise price of the incentive stock options granted to all the named officers (other than Mr. Ronald J. Sidman) and the exercise price of the non-qualified option granted to Ronald J. Sidman was equal to the fair market value (the closing sale price) of the Company's shares on the date of the grant. The exercise price of the incentive stock option granted to Mr. Sidman was 110% of the fair market value of the Company's shares on such date. The options are generally exercisable in three equal annual installments beginning on the first anniversary of the date of grant, except the incentive stock option granted to Mr. Sidman which becomes exercisable on January 1, 2004. Options are not transferable except by will or by the laws of descent and distribution. The post-retirement exercise period for exercisable options is generally three months. Upon a "change of control" of the Company (as defined by the Plan), each outstanding stock option become immediately exercisable in full and remain exercisable until the expiration of the term of the option. The Plan defines a "change of control" of the Company as the occurrence of certain events, including the acquisition by a third party of 25% or more of the Company's outstanding voting stock, a change in the majority of the Board, or, merger, consolidation, dissolution, or liquidation of the Company, or a sale of substantially all the Company's assets, subject in each case, to certain exceptions.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1993 Equity Incentive Plan including the number of unexercised options outstanding on December 31, 1999 and the value of such unexercised options on December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES
--------------------------------------------------------------------------------

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
            NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Ronald J. Sidman                   12,052       $135,472     114,666        101,723       $187,700         $  0
Wayne Shea                         10,000        114,687      20,182         12,781         46,400          500
John R. Beals                       6,000         68,812      13,884         11,182         31,200          400
Bruce Baron                             0              0      23,334         21,271              0            0
James N. Turner*                        0              0           0              0              0            0

---------------

  * Mr. Turner's employment with the Company terminated on July 27, 1999.

(1) Value is based on the difference between the option exercise price and the fair market value at 1999 fiscal year end ($8.313 per share -- the closing sale price on the Nasdaq National Market) multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Ronald J. Sidman on September 30, 1999. The Agreement provides that Mr. Sidman will continue to serve as Chairman of the Board, President, and Chief Executive Officer for a five-year term which is automatically renewed every five years. His initial base salary is $364,000 which may be increased in the discretion of the Compensation Committee.

     Mr. Sidman will participate in the Company's annual incentive cash compensation plans ("Annual Incentive Compensation") and all benefit plans provided to the Company's executive officers and employees in general ("Benefits"). The Company will also pay the premiums on certain life insurance policies, the total face amount of which will not exceed $7,500,000.

     Mr. Sidman will receive a lump-sum severance payment if the Company terminates his employment for any reason (other than "Cause") or if he terminates his employment for "Good Reason" prior to a "Change of Control" of the Company. This payment will be equal to the greater of (i) the sum of his base salary and the Annual Incentive Compensation that he would have received for the remainder of the 5-year term then in effect; or (ii) three times the sum of his base salary and the highest amount of his Annual Incentive Compensation for the three most recent fiscal years. He will also continue to receive all Benefits for a period equal to the greater of the remainder of the 5-year term then in effect or 3 years from the date of his termination. In addition, all his stock options become immediately exercisable and may be exercised for an extended period. In consideration of such severance payments and benefits, Mr. Sidman will not compete with the Company for a 3-year period following his termination.

     In the event of Mr. Sidman's disability or death, he (or his estate) will receive his base salary for a one-year period (less any disability insurance proceeds from policies paid for by the Company). He will continue to participate in all Benefits for a 1-year period in the event of his disability. His non-qualified stock options will continue to vest for a 1-year period and may be exercised until the earlier of one year or the expiration date of the options.

     If the Company terminates Mr. Sidman's employment for any reason or if Mr. Sidman voluntarily terminates his employment for any reason within 3 years following a "Change of Control," he will receive a lump sum amount equal to 2.99 times the sum of his base salary and the highest amount of his Annual Incentive Compensation in the three most recent fiscal years. He will continue to receive all the Benefits for a 3-year period. His stock options become immediately exercisable and all options will be exercisable until the earlier of the 3-year anniversary date of his termination or the expiration date of the options. In addition, if any payments made to Mr. Sidman in connection with a "Change of Control" could subject him to the excise tax imposed by Section 4999 of the Internal Revenue Code, he will receive a "gross-up" amount so as to place him in the same after-tax position he would have been in had such excise tax not applied.

     The Agreement defines "Good Reason" to include removal from his current positions, a diminution in compensation or benefits, and relocation. "Cause" is defined as willful and continuing failure to perform his duties or the willful engaging in conduct materially injurious to the Company. A "Change of Control" is defined as the occurrence of certain events, including the acquisition by a third party of 25% or more of the Company's outstanding voting stock, a change in the majority of the Board, or a merger, consolidation, dissolution or liquidation of the Company or a sale of substantially all of the Company's assets subject, in each case, to certain exceptions.

     The Transition Agreement between the Company and Mr. Jerome M. Karp expired on August 8, 1999.

     The Company also has agreements with Messrs. Wayne Shea, Bruce Baron and James N. Turner which generally restrict such officers from engaging in any business competitive with the Company's business (as defined in the agreements) for a 12 month period following termination of employment for any reason (other than disability, voluntary termination or for cause as defined in the agreements) subject to a severance payment to such officer equal to his annual base salary to be paid over a 12 month period. Mr. Turner's employment with the Company terminated on July 27, 1999.

     IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH IMMEDIATELY THEREAFTER SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE COMMISSION OR SUBJECT TO REGULATIONS 14A OR 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER FILED DOCUMENT.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") consists of two independent, non-employee directors. The Committee is responsible for the development and administration of the Company's compensation policies and program for its executive officers. The Company's executive compensation program is designed to:

     - Support the achievement of strategic goals and objectives of the Company;

     - Attract and retain high-caliber executives critical to the long-term success of the Company;

     - Provide compensation that is competitive with that offered by comparable companies; and

     - Align the executive officers' interests with the success of the Company.

     The Committee is responsible for establishing the compensation of the Company's President, Chairman, and Chief Executive Officer, Mr. Ronald J. Sidman (the "CEO"), and its other executive officers named in the Compensation Table (the "executive officers"). The Committee is also responsible for (1) administering and approving stock option grants and other awards to the executive officers under the Company's 1993 Equity Incentive Plan; and (2) administering, setting performance goals, and approving potential cash awards under the Company's Annual Incentive Plan. The Committee which established the compensation for the executive officers in 1999 consisted of Messrs. Fred T. Page and Lewis M. Weston.

COMPENSATION PROGRAM

     The Company's total compensation package for its executive officers consists of three principal components: base salary, annual incentive cash awards, and stock option awards. In recent years, the Committee has shifted the mix of the Company's executive compensation towards incentive compensation, with proportionally lesser emphasis on base salaries. This strategy is intended to increase the individual performance and overall Company performance orientation of the Company's executive compensation. Both the annual incentive cash awards and the stock option awards to executive officers in 1999 were based partly on the Committee's evaluation of each individual's job performance and overall Company performance in 1998. The Committee assessed individual performance by evaluating an officer's performance against quantitative and qualitative measures.

     Generally, the Committee's objective is to have both base salary and total compensation, including annual incentive cash awards and stock option awards, fall between the 50th and the 75th percentiles of the total compensation package offered to officers in similar positions at companies of similar size. However, total compensation is also contingent upon the overall Company performance and individual performance of each executive officer in 1999. The Compensation Committee periodically reviews the components of the executive officer's compensation package with independent compensation advisors to help ensure that compensation levels are appropriate.

BASE SALARY

     Generally, the base salaries of the executive officers are based on the Committee's evaluation of the responsibilities, experience, and individual performance of each officer, taking into account the past and expected future contributions to the Company of such officer; the Committee's assessment of the salaries paid to officers holding equivalent positions at companies of similar size; the recommendations of the CEO on the base salaries of the executive officers, other than his own salary; and the overall performance of the Company over the previous years.

     Based on all these considerations, the Committee granted a 4% increase in the base salary of the CEO from $350,000 to $364,000 in 1999. The Committee determined that such base salary of the CEO fell mid-way between the 50th and 75th percentiles of base salaries paid to CEO's of companies of similar size. This base salary of $364,000 of the CEO is also the base salary initially established pursuant to his employment agreement entered into with the Company in 1999 (See "Employment Agreements"). The Committee also established (based on the criteria discussed above) that the base salaries of the other executive officers would fall between the 50th and 75th percentiles of base salaries paid to officers holding equivalent positions at companies of similar size.

ANNUAL INCENTIVE CASH AWARDS

     The Company's Annual Incentive Plan is designed to create incentive for meeting pre-tax profit goals. Payment of such awards under the Plan is contingent upon the Company's achievement of pre-tax net profit targets established by the Committee and each executive officer meeting certain quantitative and/or qualitative personal performance measures. No annual awards are paid if the Company's pre-tax net profit falls below a minimum level established by the Committee. The incentive awards are calculated as a percentage of base salary, and such percentage increases in direct proportion to each higher level of net profit achieved by the Company. Each executive officer was eligible to receive an annual incentive cash award in 1999 under the Company's Annual Incentive Plan.

STOCK OPTIONS

     Long-term incentives for executive officers and other employees are provided through stock options. The objectives of this program are to align executive, employee and stockholders long-term interest by creating a strong and direct link between executive compensation and stockholder return.

     The Committee granted stock option awards to each executive officer in 1999 under the Company's 1993 Equity Incentive Plan. The size of each award is determined by an option valuation model; the Committee's consideration of data relating to similar grants to executive officers holding comparable positions at companies of similar size; and the Committee's assessment of the individual performance of each officer in the prior fiscal year and the expected contribution of such officer to the Company in 1999. Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of the grant and will only have value if the price of the Company's common stock increases. The options awarded to executive officers generally vest in three equal annual installments.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to each of the Company's CEO and the four other most highly compensated executive officers. The Company does not believe that
Section 162(m) will generally have an effect on the Company, because of the current and expected compensation levels of its officers. However, the Committee intends to periodically review the potential consequences of Section 162(m) and may structure the annual cash incentive awards under the Company's Annual Incentive Plan to comply with certain exemptions provided in Section 162(m) for certain performance-based compensation. The Company's 1993 Equity Incentive Plan is currently structured to comply with such exemptions so that the stock options and other awards under such plan to its executive officers will be tax deductible under 162(m).

     The Committee reserves the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does, in fact, do so.

     Submitted by the Compensation Committee of the Company's Board of Directors for fiscal year 1999:

           LEWIS M. WESTON                             FRED T. PAGE

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 1999 with the cumulative total return on the NASDAQ-USA Index and the NASDAQ SIC #30 Index. The comparison assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1994 and that all dividends were reinvested.
[PERFORMANCE GRAPH]

                                                  THE FIRST YEARS INC.            NASDAQ - USA              NASDAQ - SIC #30
                                                  --------------------            ------------              ----------------
1994                                                     100.00                      100.00                      100.00
1995                                                     114.07                      141.34                      109.23
1996                                                     171.50                      171.89                      155.43
1997                                                     244.15                      213.07                      193.32
1998                                                     336.32                      300.25                      171.97
1999                                                     177.43                      542.43                      176.09

     Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the Center for Research in Security Prices (CRSP) at the University of Chicago, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

     The list of firms on the NASDAQ exchange changes constantly and CRSP continuously updates its data on NASDAQ stock prices; therefore, the performance of the NASDAQ indexes may vary slightly from one proxy statement to the next.

            APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION
                               PLAN FOR DIRECTORS

                                (NOTICE ITEM 2)

     On October 1, 1999, the Board adopted, subject to stockholder approval, an amendment to the Company's 1993 Stock Option Plan for Directors (the "Directors Plan"), to increase the number of shares of Common Stock reserved for issuance under the Plan by 300,000 from 260,000 to 560,000 subject to adjustments for stock splits and similar events. A total of 9,000 shares of Common Stock are currently eligible for issuance under the Directors Plan.

     The Board believes that stockholder approval of the amendment to the Director Plan will enable the Company to continue to attract and retain highly-qualified outside directors and that the number of shares currently available for issuance under the Directors Plan, are not sufficient to accomplish these purposes.

SUMMARY OF THE PLAN

     The directors eligible to receive options under the Directors Plan are defined as those Directors of the Company who are not employees of the Company or its subsidiaries ("Eligible Directors"), provided that the Committee administering the Plan ("the Committee") also has the discretion to designate a director of a subsidiary of the Company as an Eligible Director. Each Eligible Director who has served on the Board for the entire previous 12 months is granted, on the date of each Annual Meeting following the election of directors, an option to acquire 6,000 shares of Common Stock. Each Eligible Director who did not serve on the Board for the entire previous 12 months is awarded an option covering a pro-rated number of shares of stock equal to 500 shares multiplied by the number of months served on the Board during the previous twelve months. The Directors Plan, also authorizes without further action by the Board, an automatic one-time grant of an option to purchase 20,000 shares of the Company's Common Stock to each new Eligible Director upon his or her election to the Board. In addition, the Committee has the discretion and authority to award additional stock options to Eligible Directors in such amounts and on such terms as it determines.

     The exercise price of such options is equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by any combination of the foregoing. If any stock is delivered to pay for stock on the exercise of an option or to satisfy a tax withholding requirement, or held back by the Company to satisfy such requirement, such shares shall not be available for future grants under the Plan. Each option will expire in 10 years after the date of grant. Each option for 6,000 shares is exercisable immediately upon the date of grant, while each option for 20,000 shares is exercisable in three equal annual installments commencing on the first anniversary of the directors election to the Board.

     Except as otherwise specified by the Committee, options may be transferred by will or by the laws of descent and distribution or to immediate family members or entities for the benefit of immediate family members. If a director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, that option will immediately expire. Any vested options will remain exercisable for a period of one year following death or other termination of the individual's status as a director, but in no event beyond the tenth anniversary of the date of grant.

     In the event, and upon the effective date, of any merger or consolidation (unless the Company's stockholders hold a majority of the voting stock of the surviving corporation), sale of substantially all of the Company's assets or dissolution or liquidation of the Company (a "covered transaction"), all outstanding options will terminate. The Company, however, must make all outstanding options immediately exercisable at least 20 days prior to the effective date of a covered transaction.

     However, if the covered transaction is intended to qualify as a pooling of interests for accounting purposes, then the surviving corporation must either assume or replace all outstanding options, and must make any necessary adjustments to the number of shares covered and their exercise price. The terms of the substitute options must be substantially equivalent to those set forth in the Plan, shall be immediately exercisable and, unless held by certain Eligible Directors, shall terminate 180 days after the merger or consolidation. Those options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed by this Plan and any other agreement regarding the surrendered options.

  Federal Tax Effects

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan. The summary does not purport to cover other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     For federal income tax purposes, options under the Directors Plan are treated as nonstatutory options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

OPTION GRANTS UNDER THE DIRECTORS PLAN

     As of March 2, 2000, options for the purchase of a total of 251,000 shares of Common Stock were outstanding under the Directors Plan (of which 38,000 have been exercised, 18,000 have expired and; 156,000 were exercisable as of such date), and 9,000 shares remained available for grant under the Directors Plan. The closing price of the Company's Common Stock at March 2, 2000 was $8.00 per share. If the Directors Plan is amended at the Meeting, (i) an additional 300,000 shares will be available for grant under the Directors Plan; and (ii) the following stock options will be granted under the Directors Plan on May 18, 2000 to current non-executive officer directors continuing in office after the
Meeting:

                                                              NUMBER OF SHARES
                                                                 SUBJECT TO
                     NAME AND POSITION                            OPTIONS
                     -----------------                        ----------------
Non-executive officer Directors as a group (6 members)......       39,000

VOTING REQUIREMENTS

     To approve the amendments to the Directors Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the Meeting is required. Abstentions and broker non-votes will have no effect on the outcome.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN FOR DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED SO UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's executive officers and directors that no other reports are required, during 1999 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with.

                 INFORMATION REGARDING AUDITORS OF THE COMPANY
                                (NOTICE ITEM 3)

     Deloitte & Touche LLP were the Company's auditors for the fiscal year ended December 31, 1999, and the Board of Directors has selected them to serve as auditors for the fiscal year 2000, subject to ratification of such selection by the stockholders. Unless otherwise directed by the stockholders, proxies will be voted for a resolution ratifying the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors for the fiscal year 2000.

     A representative of Deloitte & Touche LLP is expected to attend the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2000. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders and included in the Company's proxy statement and proxy for such annual Meeting, pursuant to Rule 240.14a-8 of the Securities and Exchange Act of 1934 ("Rule 14a-8"), must be received by the Company at its principal executive offices not later than December 10, 2000 for inclusion in the proxy statement for that meeting.

     As established by the Company's advance notice by-law provision, proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders, but which are submitted outside the processes of Rule 14a-8, and not intended to be included in the Company's proxy statement or proxy for such Annual Meeting, must be received by the Company at its principal executive offices not later than December 22, 2000. If such a proposal is not submitted by a stockholder by such date, then the proxies appointed under the proxy shall be allowed to use their discretionary voting authority when a proposal is raised at the 2001 Annual Meeting, without any discussion of the matter in the proxy statement for such meeting.

                                            By Order of the Board of Directors

                                            EVELYN SIDMAN
                                              Clerk

Dated: April 6, 2000

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                               SKU # KIDCM-PS-99

                              THE FIRST YEARS INC.

                      1993 STOCK OPTION PLAN FOR DIRECTORS
                      (as amended through October 1, 1999)


1.   PURPOSE

The purpose of this 1993 Stock Option Plan for Directors (the "Plan") is to advance the interests of The First Years Inc. (the "Company"), by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock").

2.   ADMINISTRATION

The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan (a) to issue options granted in accordance with the formula set forth in this Plan to such directors as are eligible to receive options and to amend the formula from time to time; (b) to issue options on a discretionary basis to such eligible directors as the Committee shall choose; (c) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (d) to adopt, amend and rescind rules and regulations for the administration of the Plan and to waive any conditions of any award; and (e) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

3.   EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the stockholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

(a) NUMBER OF SHARES. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 560,000. If any option granted under the Plan terminates without having been exercised in full, the number of Shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a). If any Stock purchased on exercise of an Option is paid for through the delivery of shares of Stock or if shares of Stock are held back by the Company, or delivered to the Company, to satisfy a tax withholding requirement on an Award, the number of shares of Stock delivered to or held back by the Company shall not be available for future grants.

(b) SHARES TO BE DELIVERED. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

5.   ELIGIBILITY FOR OPTIONS

Directors eligible to receive options ("Eligible Directors") shall be those directors of the Company who are not employees of the Company or of any subsidiary of the Company; provided that the Committee may in its discretion choose to designate as an Eligible Director, for some or all purposes of this Plan, a director of a subsidiary of the Company, whether or not employed by the Company or a subsidiary.

6.   TERMS AND CONDITIONS OF OPTIONS

(a)  NUMBER OF OPTIONS.

     (i) Each Eligible Director, upon his or her election to the Board, shall be awarded an option covering 20,000 shares of Stock, which will become fully vested in three equal annual installments commencing on the first anniversary of such election. On the date of each annual meeting, following the election of directors, each Eligible Director who served on the Board for the entire previous twelve months shall be awarded an option covering 6,000 shares of Stock; each Eligible Director who did not serve on the Board for the entire previous twelve months shall be awarded an option covering a pro-rated number of shares of Stock equal to 500 multiplied by the number of months served on the Board during the previous twelve months. The options awarded under this paragraph (a)(i) shall be collectively referred to as the "Formula Options."

     (ii) The Committee shall also have the authority under the Plan to award options to purchase stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan, as it shall determine at the time of the award. The options awarded under this paragraph (a)(ii) shall be collectively referred to as the "Discretionary Options."

(b) EXERCISE PRICE. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, (A) the fair market value of a share of Stock on any date shall be the Closing Price on such day or, if there were no Closing Price on such day, the latest day prior thereto on which there was a Closing Price; and (B) the "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day.

(c) DURATION OF OPTIONS. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

(d)  EXERCISE OF OPTIONS.

     (i) Each Formula Option shall become exercisable to the full extent of all shares covered thereby immediately upon the date of the grant; provided, however, that the options covering 20,000 shares of Stock awarded upon an Eligible Director's initial election shall become exercisable in three equal annual installments commencing on the first anniversary of such election.

     (ii) Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.

     (iii) Any exercise of any option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documentation required by the Committee and (2) payment in full for the number of shares for which the option is exercised.

     (iv) The Committee shall withhold from the number of shares otherwise issuable to the individual upon exercise a number of shares with a fair market value equal to any federal, state, or local withholding tax requirements due upon the exercise of the option.

     (v) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the

            Company is satisfied as to the authority of the person or persons exercising the option.

(e) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft, or money order payable to the order of the Company; (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price; (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or
(iv) by any combination of the permissible form of payment; provided that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the option holder.

An Option Holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with; (b) if the outstanding stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance; and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(f) NONTRANSFERABILITY OF OPTIONS. Except as otherwise specified by the Committee, no option may be transferred other than by will, by the laws of descent and distribution, or to immediate family members as defined in Rule 16a-1(e)
under the Securities and Exchange Act of 1934, to a trust for the benefit of immediate family members, or to partnerships and corporations whose sole equity owners are immediate family members, and during a director's lifetime an option may be exercised only by him or her, or by a valid transferee under this Section 6(f).

(g) DEATH. Upon the death of any Eligible Director granted options under this Plan, unless the Committee determines otherwise, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent or distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that one-year period, such options shall terminate to the extent not previously exercised.

(h) OTHER TERMINATION OF STATUS OF DIRECTOR. Except as the Committee may otherwise specify, if a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of one year (subject to Section6(c)). After completion of that one-year period, such options shall terminate to the extent not previously exercised, expired or terminated.

(i) MERGERS, ETC. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, all options hereunder will terminate; provided that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable.

Notwithstanding the foregoing, in the event that a transaction covered by this
Section 6(i) is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation shall assume, or otherwise provide replacement options for, all options outstanding under this Plan, with such adjustments to the number of shares covered by such option and the exercise price thereof as may be necessary to reflect the exchange ratio provided for in the merger or consolidation. Such substitute options shall otherwise be on terms and conditions substantially equivalent to those set forth in this Plan, shall be immediately exercisable and, except as to Eligible Directors who become directors of the acquiring or surviving corporation, shall terminate on the 180th day following the consummation of the merger or consolidation. Options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed, mutatis mutandis, by the provisions of this Plan and the agreement evidencing the option surrendered in substitution.

7.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND
     EFFECTIVENESS

Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

The Committee may at any time terminate the Plan as to any further grants of options. The Committee may at any time or times amend the Plan for any purpose which may at the time be permitted by law.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


-----------------------------------------------------    1. Election of Class II Directors.     For All  With-  For All
              THE FIRST YEARS INC.                                                              Nominees  hold   Except
-----------------------------------------------------           (01) Evelyn Sidman
                                                                (02) Walker J. Wallace            [  ]    [  ]    [  ]
                                                                (03) Lewis M. Weston

Mark box at right if an address change or comment           NOTE: If you do not wish your shares voted "For" a particular
has been noted on the reverse side of this card: [ ]        nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the
CONTROL NUMBER:                                             remaining nominee(s).
RECORD DATE SHARES:
                                                                                                  For   Against  Abstain
                                                         2. Proposal to approve an amendment to
                                                            the Company's 1993 Stock Option       [  ]    [  ]    [  ]
                                                            Plan for Directors increasing the
                                                            number of shares of the Company's
                                                            common stock authorized for issuance
                                                            under the Plan by 300,000 shares.

                                                                                                   For   Against  Abstain
                                                         3. Proposal to ratify the selection of
                                                            Deloitte & Touche LLP as auditors     [  ]    [  ]    [  ]
                                                            for the Company for the fiscal year
                                                            2000.


                                            --------------
 Please be sure to sign and date this Proxy.  Date
----------------------------------------------------------  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any
--Stockholder sign here----------Co-owner sign here-------  adjournment thereof.

DETACH CARD                                                                                                        DETACH CARD


                              THE FIRST YEARS INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of The First Years Inc. that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 18, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The First Years Inc.

                              THE FIRST YEARS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2000

The undersigned stockholder of The First Years Inc. (the "Company") hereby appoints Ronald J. Sidman, Benjamin Peltz and Gitta M. Kurlat (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 18, 2000, and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated on the reverse side of this card, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

Each of the matters referred to on the reverse side of this card is more fully described in the Notice of and Proxy Statement for the Meeting, receipt of which is hereby acknowledged. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3 AND THAT YOU GRANT THE PROXIES DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE SIDE. IF THE PROXY IS SIGNED AND RETURNED WITH NO INSTRUCTIONS, THE PROXY WILL BE VOTED
"FOR ALL NOMINEES" WITH RESPECT TO ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND
3. BROKER NON-VOTES, HOWEVER, WILL NOT BE VOTED IN FAVOR OF ANY MATTER AND WILL NOT BE COUNTED AS VOTES CAST ON ANY MATTER.

--------------------------------------------------------------------------------
      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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